UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2018

Harvest Oil & Gas Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33024	83-0656612
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin Street, Suite 800, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note:

As previously disclosed, on April 2, 2018, EV Energy Partners, L.P. (“EVEP”), EV Energy GP, L.P., EV Management, LLC and certain of EVEP’s wholly owned subsidiaries (each a “Debtor” and, collectively, the “Debtors”), filed a prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Court”). The Debtors’ Chapter 11 cases were administered jointly under the caption In re EV Energy Partners, L.P., et al., Case No. 18-10814 (the “Chapter 11 Cases”).

On May 17, 2018, the Court entered an order (the “Confirmation Order”) confirming the Debtors’ First Modified Joint Prepackaged Plan of Reorganization (as amended, modified, or supplemented from time to time, the “Plan”) under Chapter 11 of the Bankruptcy Code, dated May 11, 2018.

The Plan was previously filed as Exhibit 2.1 to EVEP’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 18, 2018 and is hereby incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K. A copy of the Confirmation Order was previously filed as Exhibit 99.1 to EVEP’s Current Report on Form 8-K filed with the Commission on May 18, 2018 and is hereby incorporated by reference as Exhibit 99.1 to this Current Report on Form 8-K.

On June 4, 2018 (the “Effective Date”), the Plan became effective and the Debtors emerged from their Chapter 11 Cases. In connection with the Chapter 11 Cases and the Plan, EVEP and the Contributing Noteholders (as defined in the Plan) effectuated certain restructuring transactions, pursuant to which EVEP’s equity was cancelled and EVEP transferred all of its assets and operations to Harvest Oil & Gas Corp., a Delaware corporation (“Harvest” or the “Company”) in accordance with the Plan. As a result, EVEP will be dissolved and Harvest became the successor reporting company to EVEP pursuant to Rule 15d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Current Report on Form 8-K is being filed by Harvest as the initial report of Harvest to the Commission and as notice that Harvest is the successor issuer to EVEP under the Exchange Act. Harvest is thereby deemed subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and in accordance therewith will file reports and other information with the Commission. The first periodic report to be filed by Harvest with the Commission will be its Quarterly Report on Form 10-Q for the three months ended June 30, 2018.

In connection with the effectiveness of the Plan on the Effective Date, Harvest entered into the agreements and consummated the other transactions described in this Current Report on Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

Exit Facility

On the Effective Date, pursuant to the terms of the Plan, EV Properties, L.P. (“EV Properties”), as borrower, and Harvest, as parent, entered into a Credit Agreement with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, (the “Credit Agreement”), providing for a new reserve-based revolving loan (the “RBL”) with a maximum credit amount of $1 billion.

The initial borrowing base in respect of the RBL is $325 million and there are no scheduled borrowing base redeterminations until April 1, 2019, and semi-annually thereafter. Scheduled borrowing base redeterminations will take place semi-annually thereafter and unscheduled borrowing base redeterminations will take place between scheduled redeterminations at the election of either EV Properties or lenders holding 66-2/3% of the commitments, in either case once in any calendar year. From and after the Effective Date, the borrowing base is subject to automatic reduction in the event of the issuance of certain senior unsecured debt, the termination of certain hedging agreements and disposition of certain oil and gas properties, and any failure of EV Properties to provide satisfactory title information as to properties representing at least 85% of the value in the reserve report delivered in connection with a scheduled borrowing base redetermination. As of the Effective Date, approximately $297 million in borrowings and approximately $0.2 million in undrawn letters of credit are outstanding under the RBL.

The outstanding borrowings under the RBL bear interest at a rate equal to a customary interbank offered rate plus an applicable margin of 2.5% to 3.5% per annum, based upon utilization. The RBL is not subject to amortization. The RBL matures on February 26, 2021.

The obligations under the Credit Agreement are guaranteed by Harvest and its consolidated subsidiaries (other than EV Energy Finance Corp. and EV Properties), subject to customary exceptions (collectively, the “Grantors”). On the Effective Date, Grantors entered into a Guaranty and Collateral Agreement in favor of JPMorgan Chase Bank, N.A., as administrative agent for the benefit of the secured parties, pursuant to which the obligations of the Grantors under the Credit Agreement were secured by liens on substantially all personal property of the Grantors, subject to customary exceptions. Concurrently with closing the Credit Agreement, the Grantors are required to execute certain mortgages in order to grant liens on no less than 95% of the total value of the proved reserves of the oil and gas properties of the Grantors, and certain equipment and facilities associated therewith, as required under the terms of the Credit Agreement.

The Credit Agreement requires Harvest to maintain (i) a ratio of total debt to its most recent four quarters EBITDAX of no greater than 4.0 to 1.0 and (ii) a ratio of current assets (including unused commitments under the RBL) to current liabilities of no less than 1.0 to 1.0, in each case, measured as of the last day of each full fiscal quarter following the Effective Date, with EBITDAX annualized for elapsed full quarters following the Effective Date until four full quarters following the Effective Date have elapsed.

The Credit Agreement also contains customary affirmative and negative covenants, including as to compliance with laws (including environmental laws, ERISA and anti-corruption laws), maintenance of required insurance, delivery of quarterly and annual financial statements, oil and gas engineering reports and budgets, maintenance and operation of property (including oil and gas properties), restrictions on the incurrence of liens and indebtedness, entering into mergers, consolidations and sales of assets, and transactions with affiliates and other customary covenants.

The Credit Agreement contains customary events of default and remedies for credit facilities of this nature. If EV Properties does not comply with the financial and other covenants in the Credit Agreement, the lenders may, subject to customary cure rights, require immediate payment of all amounts outstanding under the Credit Agreement.

This summary is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Registration Rights Agreement

On the Effective Date, in accordance with the Plan, Harvest entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain recipients of shares of its common stock, par value $0.01 per share (“New Common Stock”) distributed on the Effective Date that are Contributing Noteholders (collectively, the “Registration Rights Holders”).

The Registration Rights Agreement requires Harvest to file a shelf registration statement (the “Initial Shelf Registration Statement”) that includes the Registrable Securities (as defined in the Registration Rights Agreement) whose inclusion has been timely requested and use its reasonable best efforts to have the Initial Shelf Registration Statement declared effective as soon as possible after Harvest files its first Quarterly Report on Form 10-Q following the Effective Date. The Registration Rights Agreement also provides the Registration Rights Holders the ability to demand registrations or underwritten shelf takedowns subject to certain requirements and exceptions.

In addition, if Harvest proposes to register shares of New Common Stock in certain circumstances, the Registration Rights Holders will have certain “piggyback” registration rights, subject to restrictions set forth in the Registration Rights Agreement, to include their shares of New Common Stock in the registration statement.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement and the Harvest’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods.

The Registration Rights Agreement also provides that (a) for so long as Harvest is subject to the requirements to publicly file information or reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, Harvest will use best efforts to timely file all information and reports with the Commission and comply with all such requirements, and (b) if Harvest is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, make available information necessary to comply with Section 4(a)(7) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Registration Rights Holder to sell Registrable Securities without registration under the Securities Act.

This summary of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

2018 Omnibus Incentive Plan

As provided in the Plan, the Company adopted the 2018 Omnibus Incentive Plan (the “2018 OIP”), pursuant to which employees, directors, consultants and other service providers of the Company and its subsidiaries are eligible to receive stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, and cash-based awards.

The Compensation Committee of the Company’s Board of Directors (the “Board”) (or any properly delegated subcommittee thereof) or a committee of at least two people as the Board may appoint or, if no such committee or subcommittee has been appointed by the Board, the Board (the “Committee”) will administer the 2018 OIP. The Committee has broad authority under the 2018 OIP to, among other things: (i) select participants; (ii) determine the types of awards that participants are to receive and the number of shares or the amount of cash that are to be subject to such awards and grant such awards; and (iii) determine the terms, conditions and restrictions of awards, including the applicable performance criteria relating to the award. As of the Effective Date, subject to adjustment as provided for under the 2018 OIP, an aggregate of 689,362 shares of New Common Stock are reserved for issuance under the 2018 OIP, all of which may be granted in the form of incentive stock options. In addition, in each calendar year during any part of which the 2018 OIP is in effect, a non-employee member of the Board may not (x) be granted awards having a grant date fair value (determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 or such other applicable financial accounting rules) in excess of $500,000 or (y) receive total compensation (including awards, retainers and other fees related to service on the Board or committees of the Board, whether paid currently or on a deferred basis and whether paid in cash, New Common Stock or other property) for such non-employee member’s service on the Board in excess of $750,000; provided, that, the foregoing limits will be without regard to grants of awards, if any, made to a non-employee member of the Board during any period in which such individual was an employee of the Company or one of its subsidiaries or was otherwise providing services to the Company or one of its subsidiaries other than in the capacity as a director of the Company. To the extent that an award expires, lapses, or is cancelled, forfeited or terminated without the issuance to the participant of the full number of shares of New Common Stock to which the award related, the unissued shares will again be available for grant under the 2018 OIP. Shares of New Common Stock will be deemed to have been issued in settlement of awards if the fair market value equivalent of such shares is paid in cash in connection with such settlement; provided, however that no shares will be deemed to have been issued in settlement of a stock appreciation right or restricted stock unit that provides for settlement only in cash and settles only in cash or in respect of any cash-based awards. In no event will shares of New Common Stock tendered or withheld on exercise of options or other award for the payment of the exercise price or purchase price or used to satisfy tax obligations of the participant again become available for other awards under the 2018 OIP. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2018 OIP and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends or other similar events that change the number or kind of shares outstanding, extraordinary cash dividends or distributions of property or securities to the Company’s stockholders and unusual or nonrecurring events affecting the Company and its subsidiaries or the financial statements of the Company or any of its subsidiaries.

This summary of the 2018 OIP does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the 2018 OIP, which was previously filed as Exhibit 10.1 to the Company’s registration statement on Form S-8 filed with the Commission on the Effective Date, which is incorporated by reference herein as Exhibit 10.3 to this Current Report on Form 8-K.

Warrant Agreement

On the Effective Date and pursuant to the Plan, Harvest entered into a Warrant Agreement (the “Warrant Agreement”), between Harvest, Computershare Inc. and its wholly owned subsidiary Computershare Trust Company, N.A., which provides for Harvest’s issuance of up to an aggregate of 800,000 warrants to purchase New Common Stock (the “New Warrants”) to former holders of Existing Equity Interests (as defined in the Plan) on the Effective Date in accordance with the terms of the Plan, the Confirmation Order and the Warrant Agreement.

The New Warrants are exercisable from the date of issuance until 5:00 p.m., New York City time, on the fifth anniversary of the Effective Date, at which time, all unexercised Warrants will expire, and the rights of the holders of such Warrants to purchase New Common Stock will terminate. The New Warrants are initially exercisable for one share of New Common Stock, per Warrant at an initial exercise price of $37.48 per Warrant (the “Exercise Price”).

Pursuant to the Warrant Agreement, no holder of a New Warrant, by virtue of holding or having a beneficial interest in a New Warrant, will have the right to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of Harvest’s directors or any other matter, or exercise any rights whatsoever as a stockholder of Harvest unless, until and only to the extent such holders become holders of record of shares of New Common Stock issued upon settlement of New Warrants.

The number of shares of New Common Stock for which a New Warrant is exercisable, and the Exercise Price, are subject to adjustment from time to time upon the occurrence of certain events, including: (1) stock splits, reverse stock splits or stock dividends to all or substantially all of the holders of New Common Stock; (2) any combination or subdivision in respect of New Common Stock; or (3) certain special dividends issued to all holders of New Common Stock.

The foregoing description of the Warrant Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Warrant Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Services Agreement

On the Effective Date and pursuant to the Plan, Harvest entered into a Services Agreement (the “Services Agreement”) with EnerVest, Ltd. and EnerVest Operating, L.L.C. (together, “EnerVest”). Pursuant to the Services Agreement, among other things, EnerVest and its affiliates will continue to provide, or cause to be provided, certain administrative, management, operating, and other services and support to Harvest (the “Services”) following the Effective Date.

Harvest will pay to EnerVest a management fee equal to $1,433,333 per month (prorated for partial months), and will reimburse EnerVest for certain other reasonable and documented fees and expenses incurred by EnerVest in connection with providing the Services, including direct operating expenditures and capital expenditures related to Harvest’s assets. The management fee is subject to annual redetermination by agreement of the parties or dispute resolution procedures. Adjustments may also be made for acquisitions or divestitures over $5 million. EnerVest will provide the Services until December 31, 2020, following which the parties to the Services Agreement may extend the term for additional periods of up to one year by providing written notice to the other party at least 90 days prior to the end of the then current term.

The foregoing description of the Services Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Services Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

Equity Interests

In accordance with the Plan, each of EVEP’s units representing limited partner interests (“units”) outstanding prior to the Effective Date was cancelled and extinguished, and each of such units has no further force or effect after the Effective Date.

Debt Securities and Credit Agreement

In accordance with the Plan, on the Effective Date, all outstanding obligations under the Indenture, dated as of March 22, 2011, among EVEP, EV Energy Finance Corp., the guarantors listed on the signature page thereto and U.S. Bank National Association were canceled.

In accordance with the Plan, on the Effective Date, all outstanding obligations under the Second Amended and Restated Credit Agreement, dated as of April 26, 2011 by and among EVEP, EV Properties, L.P., and JPMorgan Chase Bank, N.A. as administrative agent for the lenders named therein entered into by EVEP and the related collateral agreements were cancelled and the credit agreement governing such obligations was cancelled.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The description of the Credit Agreement included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On the Effective Date, pursuant to the Plan:

•	9,500,000 shares of New Common Stock were issued pro rata to holders of the Senior Notes with claims allowed under the Plan;

•	500,016 shares of New Common Stock were issued pro rata to holders of units of EVEP prior to the Effective Date; and

•	800,000 New Warrants to purchase 800,000 shares of New Common Stock were issued to the holders of units of EVEP prior to the Effective Date.

The New Common Stock and the New Warrants (and any shares of New Common Stock issued pursuant to the exercise of the New Warrants) will be issued under the Plan pursuant to an exemption from the registration requirements of the Securities Act under Section 1145 of the Bankruptcy Code.

As of the Effective Date, there were 10,000,016 shares of New Common Stock issued and outstanding.

In addition, in connection with the restructuring transactions under the Plan and in reliance on the exemption from the registration requirements of the Securities Act provided by Section 1145 of the Bankruptcy Code, Harvest issued (1) 79,000 shares of 8% Cumulative Nonparticipating Redeemable Series A Preferred Stock (the “Series A Preferred Stock”) to its indirectly wholly-owned subsidiary EV Midstream, L.P. for consideration of $790,000 and (2) 21,000 shares of Series A Preferred Stock to one employee of the Company and one employee of EnerVest for consideration of services to the Company pursuant to Preferred Stock Purchase Agreements, dated as of the Effective Date.

The Series A Preferred Stock was issued pursuant to the Certificate of Designations, dated as of the Effective Date. Each holder of the Series A Preferred Stock is entitled to receive mandatory and cumulative dividends payable semi-annually in arrears with respect to each dividend period ending on and including the last calendar day of each six-month period ending June 4 and December 4, at a rate per share of Series A Preferred Stock equal to 8.0% per annum payable upon the Liquidation Preference (as defined in the Certificate of Designations) payable in kind unless another form of payment is designated by the Board of Directors of the Company. In the event that dividends due to each share of Series A Preferred Stock have not been paid for a period of two consecutive Dividend Periods (as defined in the Certificate of Designations), the holders of the Series A Preferred Stock, as an independent class, shall be entitled to nominate and vote to appoint one director of the Board of Directors of the Company. Holders of shares of Series A Preferred Stock have no right, by virtue of their status as holders of shares of Series A Preferred Stock, to vote on any matters on which holders of shares of New Common Stock are entitled to vote.

The Series A Preferred Stock shall automatically be redeemed upon the consummation of a Sale Transaction (as defined in the Certificate of Designation) at a price equal to the Accrued Liquidation Preference (as defined in the Certificate of Designation). The Series A Preferred Stock may be redeemed at the option of the Company after June 4, 2023, in whole or in part, at a price equal to the Accrued Liquidation Preference. The Series A Preferred Stock may be redeemed at the option of the holder after June 4, 2039, in whole or in part, at a price equal to the Accrued Liquidation Preference.

The foregoing description of the Certificate of Designations does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Certificate of Designations, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.03 Material Modifications to Rights of Security Holders.

As provided in the Plan, all notes, stock, agreements, instruments, certificates, and other documents evidencing any claim against or interest in the Debtors were cancelled on the Effective Date and the obligations of the Debtors thereunder or in any way related thereto were fully released. The securities that were cancelled on the Effective Date include all of EVEP’s pre-Effective Date units as well as the Senior Notes. For further information, see the Explanatory Note and Items 1.01, 1.02 and 5.03 of this Current Report on Form 8-K, which are incorporated by reference herein.

Item 5.01 Changes in Control of Registrant.

As previously disclosed, on the Effective Date, all previously issued and outstanding EVEP units were cancelled, and Harvest issued shares of New Common Stock to certain of its creditors pursuant to the Plan. For further information, see Items 1.01, 1.02, 3.02 and 5.02 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Effective Date, by operation of the Plan, the following persons ceased to serve as directors of EVEP: John B. Walker, Victor Burk, James R. Larson, George Lindahl, III, Gary R. Petersen, Mark A. Houser, Kenneth Mariani and Daniel J. Churay.

On the Effective Date, by operation of the Plan, the Board will consist of five members consisting of one class with terms expiring at the annual meeting of stockholders.

Michael E. Mercer will serve as President and Chief Executive Officer of the Company effective June 4, 2018. Mr. Mercer served as President and Chief Executive Officer of EV Energy Partners, L.P. since March 2015. Prior to that, he was the Senior Vice President and Chief Financial Officer since 2006. He was a consultant to EnerVest from 2001 to 2006. Prior to that, Mr. Mercer was an investment banker for 12 years. He was a Director in the Energy Group at Credit Suisse First Boston in Houston and a Director in the Energy Group at Salomon Smith Barney in New York and London. He holds a BBA in Petroleum Land Management from the University of Texas at Austin and an MBA from the University of Chicago Booth School of Business. Mr. Mercer was appointed our President and Chief Executive Officer, and director, effective March 1, 2015.

Colby Dunn is a member of the investment team of Finepoint Capital LP, a Boston-based investment firm. Mr. Dunn joined the firm in 2015 and is focused on deep-value opportunities across various industries and geographies. Prior to joining Finepoint, Mr. Dunn was an investment analyst at Goldman Sachs focusing on distressed credit and special situations investments. He graduated from the Massachusetts Institute of Technology with a bachelor’s degree in Materials Science and Engineering.

Patrick Hickey is a Managing Director and a senior member of the Houston-based oil and gas investment team for EIG Partners. Prior to joining EIG in 2003, Mr. Hickey was with Wells Fargo Energy Capital, where he was responsible for originating and executing mezzanine financings for oil and gas producers. Prior to joining Wells Fargo, Mr. Hickey held a similar position with Duke Capital Partners, where he was responsible for senior debt and equity financings in addition to mezzanine financings. Prior to joining Duke, he spent ten years with Enron Corporation in various energy finance and marketing roles. Mr. Hickey also worked for ARCO as a reservoir engineer for five years. Mr. Hickey received a Petroleum Engineering degree from the University of Texas and a Master of Business Administration from Harvard University.

James F. Murchison served as Chief Financial Officer and Board Member of Venado Oil & Gas, LLC from September 2016 when Venado partnered with KKR & Co LLP to consolidate proven oil and gas assets in the Eagle Ford Shale of South Texas to May 2018. Since establishing its private equity support from KKR through Mr. Murchison’s departure, Venado acquired $1.6 billion of assets totaling 112,000 net acres and producing 43,000 barrels of oil equivalent per day. Prior to joining Venado, Mr. Murchison spent 15 years in the banking industry focusing on the oil and gas space. Over the course of his career, Mr. Murchison’s work has touched most of the major basins in the lower 48 states and has involved capital formation, corporate mergers and acquisitions, asset acquisitions and divestitures, restructuring, reserve based lending, and IPOs. Mr. Murchison joined Raymond James & Associates in their energy investment banking group as a Senior Associate in 2005 and departed in 2016 as a Managing Director and Head of E&P Advisory. Prior to Raymond James, Mr. Murchison spent four years as a credit analyst at BNP Paribas and Southwest Bank of Texas originating and structuring reserve and cash flow based loans. Mr. Murchison received his Bachelor’s degree in Liberal Arts in the English Honors Program from the University of Texas in 1999 and his Master of Business Administration from the University of Texas in 2005.

Steven J. Pully provides consulting and investment banking services for companies and investors focused on the oil and gas sector. From 2008 until 2014, Mr. Pully served as General Counsel and a Partner of the investment firm Carlson Capital, L.P. Mr. Pully was also previously a Senior Managing Director at Bear Stearns and a Managing Director at Bank of America Securities focused on energy investment banking. Mr. Pully is on four public company boards, Bellatrix Exploration, Goodrich Energy, Titan Energy and VAALCO Energy and has also served on numerous other boards of public and private companies in the oil and gas and other industries, including as a director of EPL Oil & Gas and Energy XXI within the past five years. Mr. Pully is a Chartered Financial Analyst, a Certified Public Accountant in the State of Texas and a member of the State Bar of Texas. Mr. Pully earned his undergraduate degree in Accounting from Georgetown University and is also a graduate of The University of Texas School of Law.

Indemnification of Directors and Executive Officers

As of the Effective Date, Harvest entered into indemnity agreements with each of its directors and executive officers. The indemnity agreements require Harvest to (i) indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to Harvest and (ii) advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. The indemnity agreements replaced previously entered indemnity agreements between EVEP and its directors and executive officers. Harvest may enter into indemnity agreements with any future directors or executive officers.

This summary of the form of the indemnity agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of indemnity agreement, which is filed as Exhibit 10.4 to the Company’s registration statement on Form S-8 filed with the SEC on the Effective Date, which is incorporated by reference herein as Exhibit 10.6.

Executive Officers

On the Effective Date, the executive officers of Harvest will consist of the following existing executive officers: Michael E. Mercer, President and Chief Executive Officer; Nicholas Bobrowski, Vice President and Chief Financial Officer; and Ryan J. Flory, Controller.

Biographical information about Harvest’s executive officers is set forth in EVEP’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on April 2, 2018, under the section entitled “Item 10. Directors, Executive Officers and Corporate Governance—Directors and Executive Officers,” which information is incorporated by reference herein.

Executive Employment Agreements

On and effective as of the Effective Date, Harvest entered into amended and restated employment agreements with each of Michael E. Mercer and Nicholas Bobrowski.

The amended and restated employment agreement with Mr. Mercer provides that Mr. Mercer will serve as President and Chief Executive Officer of the Company for a term beginning on the Effective Date and continuing through June 4, 2019, subject to automatic one-year renewals of the term if neither Mr. Mercer nor the Company submits a notice of termination at least 60 days prior to the end of the then-current term. In addition, the Company and Mr. Mercer each have the right to give notice of termination to terminate his employment and the employment agreement, subject to certain severance obligations in the event of certain qualifying terminations of employment as described below, provided that any termination by Mr. Mercer without “good reason” requires at least 45 days prior notice.

Mr. Mercer’s amended and restated employment agreement provides for a minimum annual base salary of $400,000, subject to upward adjustment by the Company (but not a decrease), in its sole discretion, and eligibility to participate in the employee and executive benefit plans and programs of the Company.

In the event of the termination of Mr. Mercer’s employment (i) by Mr. Mercer for “good reason,” (ii) by the Company “without cause” or (iii) due to the Company’s non-renewal of the amended and restated employment agreement, subject to his timely execution delivery and non-revocation of a release of claims, he will be entitled to receive from the Company a lump-sum cash payment equal to two times the sum of (x) his annual base salary in effect as of the termination date and (y) the target bonus amount, if any, established by the Compensation Committee that he is eligible to receive under the Company’s cash bonus program in effect as of the time of the qualifying termination, but not less than 100% of his base salary.

In addition, Mr. Mercer will also receive continued group health plan coverage following the termination date for himself and his eligible spouse and dependents, under all group health plans in which he participates that are subject to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for the maximum period for which they are eligible to receive COBRA coverage in accordance with applicable law. He will not be required to pay more for such coverage than is charged by the Company to its officers in active service and receiving coverage under such plan (however, if there are no officers in active service participating in such plan during which COBRA coverage is provided, then he will not be required to pay more for such COBRA coverage than the monthly premium rate as in effect of the termination date). In the event that COBRA coverage ceases during the period in which it is to be provided under the amended and restated employment agreement due to the Company liquidating and no such plan being in existence (the “Liquidating Event”), the Company will pay to Mr. Mercer an amount equal to the product of (x) the Company’s portion of the monthly premium rate in effect as of the termination date and (y) the number of full or partial months remaining in the 18-month period after the termination date following the occurrence of a Liquidating Event, payable in a lump sum within 60 days following the occurrence of a Liquidating Event.

Mr. Mercer will not be entitled to receive a severance payment or the discontinued COBRA rate in the event of his resignation or other voluntary termination of employment by him without “good reason,” his termination by the Company “for cause”, his non-renewal of the employment term, or a termination due to his death or disability.

“Good reason” is defined in Mr. Mercer’s amended and restated employment agreement as the occurrence of any of the following events without Mr. Mercer’s express written consent (i) a reduction of his annual base salary; (ii) a material reduction in his authority, duties or responsibilities; (iii) his primary place of employment being moved to a location greater than 50 miles away from its then-current location; or (iv) any other action or inaction that constitutes a material breach by the Company of the amended and restated employment agreement. In the case of his allegation of a “good reason” event, (i) Mr. Mercer must provide notice to the Board or the Compensation Committee of the Board of the event alleged to constitute “good reason” within 60 days of his knowledge of the event and (ii) the Company will have the opportunity to cure the alleged event within 30 days from receipt of notice of such allegation. If the Company does not cure the circumstance giving rise to “good reason” prior to the end of the 30 day cure period, Mr. Mercer’s termination must occur within 30 days following the end of the cure period for such a termination to be considered a termination for “good reason.”

“Cause” is defined as Mr. Mercer’s (w) conviction by a court of competent jurisdiction as to which no further appeal can be taken of a felony or entering a plea of guilty or nolo contendere to such felony; (x) commission of a demonstrable act of fraud, or misappropriation of material funds or property of the Company or any of its affiliates; (y) without prior written approval of the Board or the Compensation Committee of the Board, engagement in any activity that directly competes with the business of the Company or any of its affiliates, or which would directly result in a material injury to the business or reputation of the Company or any of its affiliates; or (z) repeated nonperformance of his duties to the Company or any of its affiliates (other than by reason of his illness or incapacity) that continues after notice from the Board or the Compensation Committee of the Boardand his continued failure to remedy such nonperformance.

The amended and restated employment agreement described above entered into by Mr. Mercer replaces his former employment agreement with the Company dated November 17, 2017. The foregoing description of Mr. Mercer’s amended and restated employment agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreement, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated by reference herein.

The Company’s amended and restated employment agreement with Nicholas Bobrowski is effective as of the Effective Date, and contains the same terms and conditions as Mr. Mercer’s amended and restated employment agreement described above, except that Mr. Bobrowski is to serve as Vice President and Chief Financial Officer of the Company, his minimum annual base salary will be $300,000 and his target bonus opportunity is 70%. The foregoing description of Mr. Bobrowski’s amended and restated employment agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the amended and restated employment agreement, which is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated by reference herein.

Certain Relationships and Related Party Transactions

The transactions described under the heading “Registration Rights Agreement” in Item 1.01 of this Current Report on Form 8-K and the transactions in connection with the issuances described in Item 3.02 of this Current Report on Form 8-K may be deemed to be related party transactions. As such, the disclosures contained therein are incorporated into this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, pursuant to the Plan, Harvest filed the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the office of the Secretary of State of the State of Delaware. Also on the Effective Date, and pursuant to the terms of the Plan, Harvest adopted the Bylaws (the “Bylaws”) and the Certificate of Designations, Preferences and Rights of 8% Cumulative Nonparticipating Redeemable Series A Preferred Stock of Harvest Oil & Gas Corp. attached thereto (“Certificate of Designations”) was filed with the office of the Secretary of State of the State of Delaware and became effective. The Certificate of Incorporation authorizes the Company to issue: up to 65,000,000 shares of New Common Stock, of which 10,000,016 shares were or will be issued pursuant to the Plan on the Effective Date and up to 15,000,000 shares of preferred stock, of which 100,000 shares designated as Series A Preferred Stock were issued pursuant to the Plan on the Effective Date.

Descriptions of the material provisions of the Certificate of Incorporation, Certificate of Designations and the Bylaws are contained in the Company’s registration statement on Form S-8 filed with the SEC on the Effective Date, which description is incorporated by reference herein.

The descriptions of the Certificate of Incorporation, Certificate of Designation and the Bylaws are qualified in their entirety by reference to the full texts of the Certificate of Incorporation, Certificate of Designations and the Bylaws, which are filed herewith or incorporated herein as Exhibits 3.1, 3.2 and 3.3, respectively, from Harvest’s registration statement on Form S-8 filed with the SEC on the Effective Date.

Item 7.01 Regulation FD Disclosure.

On the Effective Date, Harvest issued a press release announcing the consummation of the Plan and emergence from the Chapter 11 Cases on the Effective Date, as disclosed herein, a copy of which is furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that Harvest expects, believes or anticipates will or may occur in the future are forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things, the risk factors discussed in this Current Report and in EVEP’s most recent Annual Report on Form 10-K for the year ended December 31, 2017, as well as in other reports filed from time to time by EVEP and the Company with the Securities and Exchange Commission, most of which are beyond our control. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this Current Report are forward-looking statements. Although we believe that the forward-looking statements contained in this Current Report are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this Current Report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

These forward-looking statements relate, in part, to (i) the potential adverse effects of the Chapter 11 Cases on the Debtors’ liquidity, results of operations or business prospects; (ii) the ability to execute Harvest’s business plan; and (iii) the uncertainty that any trading market for the New Common Stock will exist or develop in the over-the-counter markets. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.2 furnished herewith, will not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall such be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

2.1	First Modified Joint Prepackaged Chapter 11 Plan of Reorganization of EV Energy Partners, L.P. and Its Debtor Affiliates, dated May 17, 2018 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by EV Energy Partners, L.P. on May 18, 2018)
3.1	Amended and Restated Certificate of Incorporation of Harvest Oil & Gas Corp. (incorporated by reference to Exhibit 4.1 of the Company’s registration statement on Form S-8 filed on June 4, 2018)
3.2*	Certificate of Designations, Preferences and Rights of 8% Cumulative Nonparticipating Redeemable Series A Preferred Stock of Harvest Oil & Gas Corp.
3.3	Amended and Restated Bylaws of Harvest Oil & Gas Corp. (incorporated by reference to Exhibit 4.2 of the Company’s registration statement on Form S-8 filed on June 4, 2018)
4.1	Form of specimen New Common Stock certificate of Harvest Oil & Gas Corp. (incorporated by reference to Exhibit 4.3 of the Company’s registration statement on Form S-8 filed on June 4, 2018)
10.1*	Third Amended and Restated Credit Agreement dated as of June 4, 2018, is among Harvest Oil & Gas Corp., EV Properties, LLC, JPMorgan Chase Bank, N.A., as administrative agent, and each of the Lenders from time to time party thereto
10.2*	Registration Rights Agreement dated as of June 4, 2018 by and among Harvest Oil & Gas Corp., and the other parties signatory thereto
10.3	Harvest Oil & Gas Corp. Management Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s registration statement on Form S-8 filed on June 4, 2018)
10.4*	Warrant Agreement, dated as of June 4, 2018, between Harvest Oil & Gas Corp., Computershare Inc. and its wholly owned subsidiary Computershare Trust Company, N.A.
10.5*	Services Agreement, dated as of June 4, 2018, by and among EnerVest, Ltd., EnerVest Operating, L.L.C. and Harvest Oil & Gas Corp.,
10.6	Form of Indemnification Agreement between Harvest Oil & Gas Corp. and the directors and officers of Harvest Oil & Gas Corp. (incorporated by reference to Exhibit 10.2 of the Company’s registration statement on Form S-8 filed on June 4, 2018)
10.7*	Amended and Restated Employment Agreement of Michael E. Mercer, dated June 4, 2018
10.8*	Amended and Restated Employment Agreement of Nicholas Bobrowski, dated June 4, 2018
99.1	Order Confirming (I) First Modified Joint Prepackaged Chapter 11 Plan of Reorganization for EV Energy Partners, L.P. and its Debtor Affiliates (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by EV Energy Partners, L.P. on May 18, 2018)
99.2*	Press release, dated June 4, 2018, issued by Harvest Oil & Gas Corp.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Oil & Gas Corp.

June 4, 2018	By:	/s/ Nicholas Bobrowski
Nicholas Bobrowski
Chief Financial Officer of Harvest Oil & Gas Corp.